SHARES PLEDGE AGREEMENT
BETWEEN

GUANGZHOU FLOURISHING BLESSING HENG SENG
AGRICULTURAL TECHNOLOGY LIMITED

AND

CHEN ZHISHENG

FOSHAN NANHAI KE DA HENG SHENG AQUATIC CO., LTD.

December 2009

GUANGZHOU, CHINA

Shares Pledge Agreement

This Agreement is executed by on 26 December 2009 in Guangzhou, China.:

Pledgeors (hereinafter collectively referred to as “Party A”): CHEN Zhisheng, a citizen of PRC with ID Card number of 440622196305103634, owns 100% shares of Foshan Nanhai Ke Da Heng Sheng Aquatic Co., Ltd.;

and

Pledgee (hereinafter referred to as “Party B”): Guangzhou Flourishing Blessing Heng Seng Agricultural Technology Limited, a wholly foreign-owned enterprise registered in Guangdong, and the registration number of its legal and valid Business License is Qi Du Yue Hui Zong Zi No. 011458.

Party C: Foshan Nanhai Ke Da Heng Sheng Aquatic Co., Ltd., the registration number of its legal and valid Business License is 440682000015895 and the legal registered address is East of Gong Yong, Wan Qing Yang, Heshun Town, Nanhai District, Foshan City, Guangdong Province, China.

In this Agreement, Party A, Party B and Party C are called collectively as the “Parties” and each of them is called as the “Party”.
Whereas:

1.	Party A consists of all of the shareholders of Foshan Nanhai Ke Da Heng Sheng Aquatic Co., Ltd. (hereinafter referred to as “Opco”), who legally hold all of the shares of Opco.

2.
Party B is a wholly-foreign owned enterprise incorporated and existing within the territory of China in accordance with the law of the People’s Republic of China, the registration number of its legal and valid Business License is Qi Du Yue Hui Zong Zi No. 011458, and the legal registered address is 17 of 301, No. 329, Qingnian Road, Economic and Technology Development District, Guangzhou City, Guangdong Province, China.

3.
Foshan Nanhai Ke Da Heng Sheng Aquatic Co., Ltd. (the “Opco”) is an enterprise incorporated and existing within the territory of China in accordance with the law of the People’s Republic of China, the registration number of its legal and valid Business License is 440682000015895 and the legal registered address is East of Gong Yong, Wan Qing Yang, Heshun Town, Nanhai District, Foshan City, Guangdong Province, China.

4.
Party B intends to acquire all of the shares or assets of Opco. Prior to the completion of such acquisition, Party A agrees to entrust the management and operation of Opco to Party B and to sell part of operating assets of Opco to Party B. In order to protect the interests of Party B, Party A agrees to pledge the 100% of shares of Opco they own to Party B.

5.	Party B accepts the pledge of the shares by Party A.

Therefore, in accordance with applicable laws and regulations of the People’s Republic of China, the Parties hereto reach the Agreement through friendly negotiation on the principle of equality and mutual benefit and abide by.

Article 1 Guaranteed Obligations

The shares are being pledged to guarantee all of the rights and interests Party B is entitled to under all of the following listed agreements by and among Party A, Party B and Party C:

(a) Entrusted Management Agreement, by and between Party A, Opco and Party B on 26 December 2009 in Guangzhou;

(b) Exclusive Option Agreement by and among Party A, Opco and Party B on 26 December 2009 in Guangzhou; and

(c) Shareholders’ Voting Proxy Agreement, by and between Party A and Party B on 26 December 2009 in Guangzhou.

Article 2 Pledged Properties

Party A pledges, by way of first priority pledge, all of its rights, title and interest, in, to and under all or any part of:

(a)	100% of the shares in Opco;

(b)	100% of the registered capital (“Registered Capital”) of Opco;

(c)	all investment certificates and other documents in respect of the Registered Capital of Opco;

(d)	all money, dividends, interest and benefits at any time arising in respect of all the share and Registered Capital of Opco; and

(e) all voting rights and all other rights and benefits attaching to or accruing to the share or the Registered Capital of Opco to Party B.

Article 3 Scope of Guaranteed Obligations

The scope of the guaranteed obligations is all rights and interests Party B is entitled to in accordance with all the agreements signed by and among Party A and Party B.

Article 4 Pledge Procedure and Registration

Party A shall be responsible for, and Opco shall assist Party A in processing the registration procedures with Administration for Industry and Commerce concerning the pledged shares and shall ensure that all other approval(s) from or registration with relevant PRC authorities is granted or duly secured as soon as possible.

Article 5 Transfer of Pledged Shares

Party A shall not transfer any of the pledged shares without the prior written consent of Party B during the term of this agreement.

Article 6       Representations and Warranties

6.1   Pledgeors hereby represent and warrant to the Pledgee that:
(a)   have all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder;
(b)   this Agreement constitutes its legal, valid and binding obligations which are enforceable pursuant to the terms of this Agreement;
(c)   Pledgeors are and will, at all times, during the term of this Agreement, be the lawful and beneficial owners of the Pledged Shares free from pledge or other encumbrances(other than the Pledge created by this Agreement);
(d)   Pledgeors are legally registered shareholders of Opco and have paid up all the amount of the registered capital of Opco.

6.2   Opco hereby represents and warrants to the Pledgee that:

(a)   it is duly incorporated and validly existing under the laws of the PRC;
(b)   it has and will at all times have the necessary power, and has obtained the necessary approvals and authorizations, to enable it to enter into and perform its obligations under this Agreement;
(c)   its entry into and performance of this Agreement do not and will not violate any applicable laws, its articles of association or any agreement or document binding it or its assets; and
(d)  this Agreement constitutes its legal, valid and binding obligations which are enforceable pursuant to the terms of this agreement.

Article 7       Covenants

7.1   Pledgeors further undertake that they shall:

(a)   at no time during the term of this Agreement, except with the prior written consent of the Pledgee, transfer, sell, pledge(other than the pledge created under this Agreement), encumber or otherwise dispose of the Pledged Equity;
(b)   notify the Pledgee immediately of any event that may affect the title of the Pledgeor in relation to the whole or any part of the Pledged Equity under this Agreement;

7.2   Opco further undertakes that it shall:

(a)   assist the Pledgeor with the completion of this equity pledge and all subsequent process required by applicable laws and its articles and association;
(b)   enter into any transaction which may materially affect its assets, liability, operation, shareholders’ equity or other legal rights (unless such transaction is relating to its daily operation or has been disclosed to and agreed upon by Party B in writing).

Article 8 Effectiveness, Modification and Termination

8.1 This Agreement shall go into effect when it is signed by the authorized    representatives of the Parties with seals affixed;

8.2 Upon the effectiveness of this Agreement and unless otherwise agreed upon by the Parties hereto, neither Party may modify or terminate this Agreement.  Any modification or termination shall be in writing after both Parties’ consultations. The provisions of this Agreement remain binding on the Parties prior to any written agreement on modification or termination.

Article 9 Governing Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

Article 10 Liability for Breach of Agreement

Upon the effectiveness of this Agreement, the Parties hereto shall perform their respective obligations under the Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall be deemed as breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 11 Settlement of Dispute

The Parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in Beijing in accordance with its rules then in effect. The arbitration shall take place in Beijing. The arbitration award shall be final, conclusive and binding upon both parties.

Article 12 Severability

12.1 Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

12.2 In the event of the foregoing paragraph, the Parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 13 Miscellaneous

13.1 The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement.

13.2 The Agreement shall be executed in four copies, both in Chinese and English. Each party holds one Chinese and one English original, and the remaining shall be kept for completing relevant procedures. Each copy shall have equal legal force, and both the English version and Chinese version shall have the same effect.

13.3 In Witness Hereof, the Parties hereto have executed this Agreement on the date described in the first page.
(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

(Page of signature only)

Party A: CHEN Zhisheng
 (signature) :

Party B: Guangzhou Flourishing Blessing Heng Seng Agricultural Technology Limited

(seal)

Authorized representative:
(signature):

Party C: Foshan Nanhai Ke Da Heng Sheng Aquatic Co., Ltd.
(seal)

Authorized representative:
(signature):